EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Amendment No. 4 to this Registration Statement (No. 333-106250) of Pan Pacific Retail Properties, Inc. on Form S-3 of our report dated March 15, 2003 (related to the consolidated financial statements of Center Trust, Inc.), appearing in the Current Report on Form 8-K of Pan Pacific Retail Properties, Inc. dated March 15, 2003. We also consent to the reference to us under the heading “Experts” in this prospectus which is part of this registration statement.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
December 10, 2003